Exhibit 24.1

February 1, 2007

James V. Iaco	Thomas E. Legro
1155 Perimeter Center West	1155 Perimeter Center West
Atlanta, Georgia 30338	Atlanta, Georgia 30338

Dear Mr. Iaco and Mr. Legro:

Mirant Corporation (the “Company”) proposes to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, its Annual Report on Form 10-K for the year ended December 31, 2006.

The Company and the undersigned directors of the Company, individually as a director of the Company, hereby make, constitute and appoint James V. Iaco and Thomas E. Legro our true and lawful Attorneys for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, and any appropriate amendment or amendments thereto and any necessary exhibits.

Yours very truly,

MIRANT CORPORATION

By	/s/ Edward R. Muller
Edward R. Muller

By	/s/ Thomas W. Cason
Thomas W. Cason

By	/s/ A. D. Correll
A. D. Correll

By	/s/ Terry G. Dallas
Terry G. Dallas

By	/s/ Thomas H. Johnson
Thomas H. Johnson

By	/s/ John T. Miller
John T. Miller

By	/s/ Robert C. Murray
Robert C. Murray

By	/s/ John M. Quain
John M. Quain

By	/s/ William L. Thacker
William L. Thacker